99.1           Email Text of Resignation

From: Holtz, Laurie S. - Sent: Tuesday, January 07, 2014 12:33 PM
To: Stewart Wallach. - Subject: Board membership

Stewart,

I have enjoyed being a part of the company and working with you all these years. However, I have health problems that prevent me from doing many things including business matters. Because I do not feel that I can contribute to the company I feel it is appropriate for me to resign as a Board Member.

I wish you great success and will miss being involved.

Most sincerely,
Laurie S. Holtz